Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:

Medical Technology Systems, Inc.	Porter, LeVay & Rose, Inc.
Michael Branca, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Vince Daniels, V.P. Investor Relations
Fax: 727-579-8067	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES ANNOUNCES SECOND QUARTER AND SIX-MONTH RESULTS

Revenue Up 28% in the Second Quarter and 35% in the Six-Month Period

Pro Forma Net Income Available To Common Stockholders Up 65% in the Second Quarter and 68% in the Six-Month Period

CLEARWATER, FLORIDA – November 10, 2004 – MTS Medication Technologies (AMEX:MPP) today announced results for the second quarter and six months ended September 30, 2004. The results are presented on both a pro forma basis and in accordance with Generally Accepted Accounting Principals (GAAP). The pro forma results shown in this press release eliminate, from the results of operations, certain non-recurring items that are included in the GAAP results. These items include costs associated with the early repayment of subordinated debt, a restricted stock grant and the relocation of the Company’s headquarters, which are discussed in more detail below.

The Company believes that presenting the information on a pro forma basis assists the readers in gaining a better understanding of its recurring results, especially when comparing those results with previous periods. Management uses this pro forma information, in addition to GAAP information, as the basis for measuring the Company’s ongoing operating performance and comparing that information to the performance experienced in the prior periods. Pro forma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

The Company previously announced two events that occurred in the second quarter of this fiscal year that would impact its results of operations presented in accordance with GAAP. These events were accelerated amortization of leasehold improvements that were abandoned when the Company relocated its facility in October and a restricted stock grant awarded to its former CFO. For the six-month period, the results also include costs associated with the early repayment of subordinated debt.

2003 Gandy Boulevard North • Suite 800 • St. Petersburg, Florida   33702 • (727) 576-6311   Fax: (727) 579-8067 • mts-mts.com

Second Quarter Results

Net sales for the second quarter increased 28% to $10.2 million from $8.0 million the prior year. Pro forma operating profit rose 15% to $1,211,000 from $1,054,000 in the second quarter of the prior year. Operating profit was $747,000 on a GAAP basis and included previously announced charges of approximately $112,000 associated with the acceleration of amortization of certain leasehold improvements that were abandoned when the Company moved to a new facility in October 2004 and $352,000 associated with the restricted stock grant. Pro forma net income available to common stockholders increased 65% to $629,000 from $381,000 in the second quarter of the prior year. Pro forma diluted earnings per common share increased 67% to $0.10 from $0.06 in the second quarter of the prior year excluding after tax charges of approximately $70,000 associated with the acceleration of amortization of leasehold improvements and after tax charges of approximately $219,000 associated with the restricted stock grant. Net income available to common stockholders for the second quarter was $340,000 on a GAAP basis and the fully diluted net income per common share was $0.06 on a GAAP basis compared with $381,000 and $0.06 per diluted common share in the second quarter of the prior year.

Gross profit margin for the second quarter of fiscal 2005 was 38.7% compared with 37.8% for the same period in fiscal 2004. This increase was primarily due to efficiencies achieved in the manufacturing process for disposable products that were realized from new production equipment added in the fourth quarter of fiscal 2004.

Pro forma SG&A expenses for the second quarter of fiscal 2005 were $2.3 million compared with $1.7 million for the same period of fiscal 2004. Pro forma SG&A expenses were 22.9% of revenue in the second quarter of fiscal 2005 compared with 20.8% of revenue in the same period in fiscal 2004. This increase was primarily due to increases in personnel, employee benefit costs, legal and professional fees. Many of these fees and expenses relate to compliance with the Sarbanes-Oxley Act and related corporate governance issues. The pro forma SG&A expenses exclude the $352,000 charge for the restricted stock grant.

Six Months Results

Net sales for the six months ended September 30, 2004 increased 35% to $20.3 million compared with $15.0 million in the same period the prior year. Pro forma operating profit rose 23% to $2,391,000 from $1,947,000 in the same period the prior year. Operating profit was $1,802,000 on a GAAP basis and included previously announced charges of $237,000 and $352,000 associated with the acceleration of amortization of leasehold improvements and the restricted stock grant. Pro forma net income available to common stockholders for the six months ended September 30, 2004 increased 68% to $1,115,000 as compared with $663,000 for the same period the prior year. Pro forma diluted earnings per common share increased 42% to $0.17 in the six-month period from $0.12 in the same period the prior year. Including after tax charges of approximately $1,276,000 associated with acceleration of the amortization of leasehold improvements, the restricted stock grant and charges associated with the early repayment of the Company’s subordinated debt, the net loss to common stockholders for the six-month period was $161,000 on a GAAP basis, and the fully diluted loss per common share was $0.03 on a GAAP basis compared with net income available to common shareholders of $663,000 and $0.12 per diluted common share in the same period the prior year.

Gross profit margin for the six-month period was 38.3% compared with 38.7% in the same period the prior year.

Pro forma SG&A expenses for the six-month period were $4,573,000 compared with $3,278,000 in the same period the prior year. Pro forma SG&A expenses were 22.6% of revenue in the six-month period compared with 21.8% in the same period the prior year.

Todd Siegel, President and Chief Executive Officer, commented, “We are very pleased that our Company has achieved record revenue this quarter and impressive growth in pro forma operating profits, net income available to common stockholders and earnings per common share. In addition, our cash flow from operations improved significantly during the first six months of the year, which allowed us to reduce our debt by approximately $1.1 million. Our lower level of debt combined with the reduction in interest rates we achieved when we refinanced our subordinated debt earlier this year allowed us to cut interest expense in half during the second quarter of this year compared with the same period the prior year”

“Our core disposable and equipment business remains strong. We installed two OnDemand® machines in the second quarter and entered into a contract with one of our major customers for a third machine. However, due to weather related business interruptions, the installation of the third machine was delayed until October. This machine will now augment other commitments we have for third and fourth quarter installations. We believe that we are on track for 12 to 14 machine sales this fiscal year.”

Siegel notes that the Company’s strong financial performance and continued progress in selling and installing OnDemand machines was accomplished despite losing several days of productivity due to hurricanes. The Company believes these achievements coupled with the following highlights indicates the significant opportunities available for continued growth. The opportunities include:

•     Relocation of operations in October to a new state-of-the-art facility in St. Petersburg, Florida

•     Growth of UK business by approximately 140%

•     Initiation of alpha testing of the new MedLocker(TM)inventory control system

•     Formal submission of comments to the Centers for Medicare and Medicaid Services on the Medicare Modernization Act as it applies to specialized packaging

He continues, “We believe all of the accomplishments above exhibit the commitment and dedication that our employees have to the continued success of our Company, and we look forward to the opportunity to carry out our business plan in the second half of this fiscal year.”

Financial Outlook

The following are forward-looking statements, representing management’s current best estimate of likely results. There can be no assurance that the Company’s actual results will not vary materially from the guidance set forth below.

MTS management offers the following revised guidance for the fiscal year ending March 31, 2005:

Revenue for fiscal 2005 is expected to be in the range of $42.0 million to $43.0 million. GAAP diluted earnings per common share for fiscal 2005 are expected to be in the range of $0.21 to $0.25. Pro forma diluted earnings per common share for fiscal 2005 are expected to be in the range of $0.42 — $0.46. The decrease in earnings per common share guidance for fiscal 2005 is due primarily to increased costs associated with the new facility, personnel and health benefits and legal and professional fees largely associated with Sarbanes-Oxley compliance and related governance matters.

The reconciliation of the pro forma diluted earnings per share and diluted earnings per share presented in accordance with GAAP is as follows:

1.     Charges associated with the early repayment of the Company’s subordinated debt ($.13).
2.     Charges associated with the relocation of the Company’s operations ($.05).
3.     Charges associated with the restricted stock grant ($.03).

The effect of each of the charges above has been presented net of tax, and as it relates to the acceleration of the amortization of the original issue discount associated with the early repayment of the subordinated debt, adjusted for the reduction in income tax benefits that result from the difference in the amount of original issue discount the Company may deduct for tax purposes and the amount of the original issue discount that has been recorded for financial statement purposes.

Notice of Conference Call

Management of the Company will host a conference call November 10, 2004 at 11:00 a.m. ET. To access the conference call, please call 888-335-6674. A digital replay will be available and may be accessed by visiting the Company’s web site at www.mts-mt.com.

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 3,000 institutional pharmacies in the long-term care and correctional facility markets, both domestically and internationally.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or any expected increases in sales are forward-looking statements, as is any statement regarding the number of OnDemand® machines expected to be sold in fiscal year 2005.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands; Except Earnings Per Share Amounts)

(Unaudited)

	Quarter Ended

	September 30, 2004				September 30, 2003

	Pro Forma	Pro Forma Adjustment		GAAP	GAAP

Revenue:
Net Sales	$10,249			$10,249	$8,015

Costs and Expenses:
Cost of Sales	6,281			6,281	4,985
Selling, General and Administrative	2,342	352	(1)	2,694	1,667
Depreciation and Amortization	415	112	(2)	527	309

Total Costs and Expenses	9,038	464		9,502	6,961

Operating Profit	1,211	(464)		747	1,054

Other Expenses:
Interest Expense	103			103	206
Amortization of :
Original Issue Discount	0			0	62
Financing Costs	9			9	85

Total Other Expenses	112	0		112	353

Income Before Income Taxes	1,099	(464)		635	701

Income Tax Expense (Benefit)	415	(175	) (3)	240	265

Net Income	$684	$(289)		$395	$436

Convertible Preferred Stock Dividends	55			55	55

Net Income Available to Common Stockholders	$629	$(289)		$340	$381

Net Income Per Common Share - Basic	$0.11			$0.06	$0.08

Net Income Per Common Share - Diluted	$0.10			$0.06	$0.06

Weighted Average Shares Outstanding - Basic	5,624			5,624	5,008

Weighted Average Shares Outstanding - Diluted	7,078			7,078	6,745

(1)     Issuance of restricted stock grant
(2)    Acceleration of amortization of leasehold improvements due to termination of existing lease
(3)    Tax effect of (1) and (2).

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands; Except Earnings Per Share Amounts)

(Unaudited)

	Six Months Ended

	September 30, 2004				September 30, 2003

	Pro Forma	Pro Forma Adjustment		GAAP	GAAP

Revenue:
Net Sales	$20,262			$20,262	$15,031

Costs and Expenses:
Cost of Sales	12,510			12,510	9,221
Selling, General and Administrative	4,573	352	(1)	4,925	3,278
Depreciation and Amortization	788	237	(2)	1,025	585

Total Costs and Expenses	17,871	589		18,460	13,084

Operating Profit	2,391	(589)		1,802	1,947

Other Expenses:
Interest Expense	296	120	(3)	416	409
Amortization of :
Original Issue Discount	62	741	(4)	803	124
Financing Costs	64	420	(4)	484	171

Total Other Expenses	422	1,281		1,703	704

Income Before Income Taxes	1,969	(1,870)		99	1,243

Income Tax Expense (Benefit)	744	(594	) (5)	150	470

Net Income (Loss)	$1,225	$(1,276)		$(51)	$773

Convertible Preferred Stock Dividends	110			110	110

Net Income (Loss) Available to Common Stockholders	$1,115	$(1,276)		$(161)	$663

Net Income (Loss) Per Common Share - Basic	$0.20			$(0.03)	$0.13

Net Income (Loss) Per Common Share - Diluted	$0.17			$(0.03)	$0.12

Weighted Average Shares Outstanding - Basic	5,586			5,586	4,985

Weighted Average Shares Outstanding - Diluted	7,150			5,586	6,700

(1)    Issuance of restricted stock grant.
(2)    Acceleration of amortization of leasehold improvements due to termination of existing lease.
(3)    Prepayment penalty associated with early repayment of subordinated debt.
(4)    Acceleration of amortization of original issue discount and financing costs due to early repayment of subordinated debt.
(5)    Tax effect of (1), (2), (3) and (4). Adjusted for the permanent difference between the carrying value of the subordinated note for book and tax purposes.

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS

	September 30,	March 31,
	2004	2004

	(Unaudited)

Current Assets:
Cash	$166	$59
Accounts Receivable, Net	5,918	6,712
Inventories, Net	4,559	3,918
Prepaids and Other	469	411
Deferred Tax Benefits	2,191	2,309

Total Current Assets	13,303	13,409

Property and Equipment, Net	4,268	4,002
Other Assets, Net	2,886	3,410

Total Assets	$20,457	$20,821

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$332	$272
Current Maturities of Related Party Note Payable	280	244
Accounts Payable and Accrued Liabilities	4,455	4,341

Total Current Liabilities	5,067	4,857

Long-Term Debt, Less Current Maturities	5,968	7,010
Related Party Note Payable, Less Current Maturities	888	1,030

Total Liabilities	11,923	12,897

Stockholders' Equity:
Common Stock	57	49
Preferred Stock	2	2
Capital In Excess of Par Value	13,079	12,426
Accumulated Deficit	(4,276)	(4,225)
Treasury Stock	(328)	(328)

Total Stockholders' Equity	8,534	7,924

Total Liabilities and Stockholders' Equity	$20,457	$20,821